Media Contact: William H. Galligan, 816-983-1551, william.h.galligan@kcsr.com

KCS to Report its Third Quarter 2006 Financial Results: Schedules Conference Call

Kansas City, MO, October 10, 2006 – Kansas City Southern (“KCS” or the “Company”) (NYSE: KSU) will report its third quarter 2006 financial results on October 31, 2006 prior to the opening of the New York Stock Exchange (NYSE).

KCS executive management will discuss the Company’s financial and operating performance on a conference call, which will begin at 1:00 p.m. Eastern Time on October 31st. The presentation can be accessed by dialing: 1/800-955-1795 (U.S. and Canada) or 1/706-643-0096 (International), conference ID: 8551955. Accompanying visuals to the presentation can be accessed on the Company’s website, www.kcsi.com, prior to the presentation.

A replay of the presentation will be available two hours after the presentation through November 7, 2006. The replay can be accessed by dialing 1/800-642-1687 (U.S. and Canada) or 1/706-645-9291 (International), conference ID: 8551955.

Headquartered in Kansas City, Mo., KCS is a transportation holding company that has railroad investments in the U.S., Mexico and Panama. Its primary U.S. holding includes KCSR, serving the central and south central U.S. Its international holdings include Kansas City Southern de Mexico, serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal. KCS’ North American rail holdings and strategic alliances are primary components of a NAFTA Railway system, linking the commercial and industrial centers of the U.S., Canada and Mexico.